EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Spectra Energy Corp, a Delaware corporation, and certain of its directors and officers do hereby constitute and appoint Fred J. Fowler, William S. Garner, Jr. and Patricia M. Rice, and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements, including, without limitation, the power and authority to sign, in the name and on behalf of the undersigned, a Registration Statement on Form S-8, and any and all amendments thereto, including post-effective amendments, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 22nd day of December, 2006.

SPECTRA ENERGY CORP (Registrant)

By:	/s/ Fred J. Fowler
Name: Title:	Fred J. Fowler President and Chief Executive Officer

ATTEST:

Name	Title

/s/ Fred J. Fowler	President and Chief Executive
Fred J. Fowler	Officer and Director

/s/ Gregory L. Ebel	Group Executive and Chief Financial Officer
Gregory L. Ebel	(Principal Financial Officer)

/s/ Sabra L. Harrington	Vice President and Controller
Sabra L. Harrington	(Principal Accounting Officer)

/s/ Paul M. Anderson	Chairman of the Board
Paul M. Anderson

/s/ Roger Agnelli	Director
Roger Agnelli

/s/ William T. Esrey	Director
William T. Esrey

/s/ Dennis R. Hendrix	Director
Dennis R. Hendrix

/s/ Michael E.J. Phelps	Director
Michael E.J. Phelps

/s/ Martha B. Wyrsch	Director
Martha B. Wyrsch